Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Lakeview Acquisition Corporation

Princeton, NJ

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 7, 2021, relating to the financial statements of Lakeview Acquisition Corporation, which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Charlotte, NC

May 7, 2021